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                                                                    EXHIBIT 24.4

                               POWER OF ATTORNEY

                                 PNC BANK CORP.
          ANNUAL REPORT ON FORM 10-K FOR YEAR ENDED DECEMBER 31, 1996

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of PNC Bank Corp. (the "Corporation"), a Pennsylvania corporation, hereby names, constitutes and appoints Walter E. Gregg, Jr., Melanie S. Cibik and Steven L. Kaplan, or each of them, with full power of substitution, such person's true and lawful attorney-in-fact and agent to execute in such person's name, place and stead, in the undersigned capacity as a Director, the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

And the undersigned Director hereby ratifies and confirms all that said attorney or attorney-in-fact, or any substitute, shall lawfully do or cause to be done by virtue hereof.

Witness the due execution hereof by the undersigned Director as of this March 20, 1997.

/s/ VINCENT A. SARNI
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Vincent A. Sarni